UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2020

THE LGL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL	32804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

None

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01.Entry into a Material Definitive Agreement.

On April 15, 2020, Piezo Technology Inc., MTron Industries Inc., and Precise Time and Frequency LLC (collectively, the “Borrowers”), operating subsidiaries of The LGL Group, Inc. (the “Company”), entered into loans with City National Bank of Florida, a national banking association, as the lender (“Lender”), in an aggregate principal amount of $1,907,500 (the “Loans”) pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (as amended, modified or supplemented from time to time, the “CARES Act”).

Each of the Loans is evidenced by a promissory note dated April 15, 2020 that matures on April 15, 2022 (such promissory notes collectively, the “Notes”). The Notes bear interest at a rate of 1.00% per annum, with the first six months of principal and interest deferred. The U.S. Small Business Administration may, at its discretion, increase such deferment period for an additional six month period pursuant to the Small Business Administration’s authority under the CARES Act and any and all rules, regulations, guidance and statutes promulgated thereunder. Principal and interest are payable monthly in equal installments commencing on November 10, 2020 and may be prepaid by the Company at any time prior to maturity without prepayment penalties. The Borrowers may apply to the Lender for forgiveness of the amounts due on the Loans in an amount equal to the sum of the funds from the Loans used for payroll costs, payment of interest on a covered mortgage obligation, payment on a covered rent obligation and covered utility payments, in each case incurred during the eight-week period beginning on April 15, 2020. Not more than 25% of the amount forgiven can be attributable to non-payroll costs. The Borrowers intend to use all or a significant majority of the proceeds from the Loans for such qualifying expenses.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above, which is hereby incorporated in this Item 2.03 by reference.

Item 7.01.Regulation FD Disclosure.

On April 20, 2020, the Company issued a press release (the “Press Release”) announcing the receipt of the Loans pursuant to the PPP, and other financial information. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including the Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the

Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Promissory Note, Piezo Technology Inc., dated April 15, 2020.

10.2	Promissory Note, MTron Industries Inc., dated April 15, 2020.

10.3	Promissory Note, Precise Time and Frequency LLC, dated April 15, 2020.

99.1	Press Release dated April 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 20, 2020	THE LGL GROUP, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer